Exhibit 23.2






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                      CONSENT OF PEPPER, HAMILTON & SCHEETZ



To InterDigital Communications Corporation:

                  We hereby consent to the filing with the Securities and Exchange Commission of the form of our opinion concerning the tax consequences of the merger between IP Acquisition Corp. and InterDigital Patents Corporation (the "Merger") as an exhibit to InterDigital's Registration Statement on Form S-4 relating to shares of InterDigital Common Stock that may be issued in connection with the Merger and to the reference to our firm under the headings "Summary -- Certain Federal Income Tax Consequences" and "Certain Federal Income Tax Consequences of the Merger" in the Prospectus which forms a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                     Very truly yours,

                                                     PEPPER, HAMILTON & SCHEETZ




September 11, 1996



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